[BriteSmile Company Logo]

September 27, 1999

Mr. Paul Boyer
PO Box 980064
3504 West Daybreaker Drive
Park City, UT 84098-0064

VIA fax: 801-974-1928

Dear Paul,

Per our discussion, this letter serves as our offer of employment with BriteSmile, Walnut Creek California.

Position and Terms:                 Vice President and Chief Financial Officer

                                    Annual Base Salary of $160,000

-Stock Options:                     150,000 shares vested over five years on the
                                    following schedule

                                    -Year 1--50,000 shares vest at the
                                     anniversary of your starting date.

                                    -Years 2-5--25,000 shares vest at the end of
                                     each year.

-Temporary Living Expense:          BriteSmile will pay for temporary living
                                    expense including travel up to three months
                                    (i.e. rent/utilities). BriteSmile will also provide the equivalent of one months salary to cover incidental expenses.

-Moving Expenses:                   All household goods from Utah to California
                                    at reasonable competitive costs.

-Other Benefits:                    Medical and dental benefits are covered in
                                    the enclosed package.

-Involuntary Termination:           If your employment is terminated at any time
                                    without cause, you will be entitled to six months of salary continuation.

Paul I believe the above summarizes our offer in brief but concise terms. We are extremely happy that you will be joining the BriteSmile team and we look forward to your starting with us.

Sincerely,                         Accepted Paul A. Boyer
                                        9-27-99
/s/ John Reed

John Reed
cc:      Linda Oubre
         Tony Pilaro